      As filed with the Securities and Exchange Commission on May 17, 1996

                                                     Registration No. 33-_____
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)
                                ________________

                    Delaware                      73-0569878
        (State or other jurisdiction of        (I.R.S. Employer
         incorporation or organization)       Identification No.)

         One Williams Center                       74172
         Tulsa, Oklahoma                           (Zip Code)
         (Address of principal executive offices)

                                ________________

                       THE WILLIAMS COMPANIES, INC. 1996
                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)
                                ________________

                             DAVID M. HIGBEE, ESQ.
                          The Williams Companies, Inc.
                              One Williams Center
                                Tulsa, OK  74172
                                 (918) 588-2000
           (Name, address and telephone number of agent for service)
                                ________________

                        CALCULATION OF REGISTRATION FEE


==============================================================================
                                     Proposed     Proposed
                                     Maximum      Maximum
Title of                    Amount   Offering     Aggregate   Amount of
Securities to                to be   Price        Offering   Registration
be Registered           Registered   Per Unit(1)  Price(2)       Fee

Common Stock,
     ($1 par value)     100,000(3)  $ 51 3/8     $5,137,500     $1,772
==============================================================================


(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on May 13, 1996.

(2)  Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.

==============================================================================

                                   PART II

               INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference and made a part of this prospectus:

     (a) Williams' Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     (b) Williams' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     (c)  Williams' Current Report on Form 8-K dated January 21, 1996.

     All reports subsequently filed by Williams and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

     The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

     Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.


 *(4.1)  --   Restated Certificate of Incorporation of Williams (filed as
              Exhibit 4(a) to Form 8-B Registration Statement, filed August 20,
              1987).

 *(4.2)  --   Certificate of Designation with respect to the $2.21 Cumulative
              Preferred Stock (filed as Exhibit 4.3 to the Registration
              Statement on Form S-3, filed August 19, 1992).

 *(4.3)  --   Certificate of Increase of Authorized Number of Shares of Series
              A Junior Participating Preferred Stock (filed as Exhibit 3(c) to
              Form 10-K for the year ended December 31, 1988).

 *(4.4)  --   By-laws of Williams (filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1993).

 *(4.5)  --   Form of Senior Debt Indenture between the Company and Chemical
              Bank, Trustee, relating to the 10 1/4% Debentures, due 2020; the
              9d% Debentures, due 2021; the 8 1/4% Notes, due 1998; Medium-Term
              Notes (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes, due
              1999, and the 8f% Debentures, due 2012 (filed as Exhibit 4.1 to
              Form S-3 Registration Statement No. 33-33294, filed February 2,
              1990).

 *(4.6)  --   U.S. $800,000,000 Credit Agreement, dated as of February 23,
              1995, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(b) to Form 10-K for the year ended December 31, 1994).

 *(4.7)  --   Certificate of Amendment of Restated Certificate of
              Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to Form
              10-K for the fiscal year ended December 31, 1994).

*(4.8)   --   Certificate of Designation with respect to the $3.50 Cumulative
              Convertible Preferred Stock (filed as Exhibit 3.1(c) to the
              Prospectus and Information Statement to Amendment No. 2 to the
              Registration Statement on Form S-4, filed March 30, 1995).

*(4.9)   --   Certificate of Increase of Authorized Number of Shares of Series
              A Junior Participating Preferred Stock (filed as Exhibit 3(f) to
              Form 10-K for the year ended December 31, 1995).

*(4.10)  --   Rights Agreement, dated as of February 6, 1996, between Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, dated January 21, 1996).

 (5.1)   --   Opinion and Consent of David M. Higbee, Esq., Secretary and
              Counsel for the Company, relating to the validity of the securities.

(23.1)   --   Consent of David M. Higbee (contained in Exhibit 5.1).

(23.2)   --   Consent of Ernst & Young LLP.

(24.1)   --   Power of Attorney.

(24.2)   --   Certified copy of resolution authorizing signatures pursuant to
              Power of Attorney.

*(99)    --   The Williams Companies, Inc. 1996 Stock Plan for Non-Employee
              Directors (filed as Exhibit B to the Company's definitive Proxy
              Statement dated March 27, 1996).

______________________________

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

      (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
           Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 17th day of May, 1996.


                                        THE WILLIAMS COMPANIES, INC.
                                        (Registrant)



                                        By      s/David M. Higbee
                                          -------------------------
                                                (David M. Higbee,
                                                 Attorney-in-fact)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 17, 1996:


     SIGNATURE                                  TITLE
     ---------                                  -----


     *                          Chairman of the Board, President
- ---------------------           and Chief Executive Officer
  Keith E. Bailey                 (Principal Executive Officer)



     *
- ---------------------           Senior Vice President
  Jack D. McCarthy              (Principal Financial Officer)


     *
- ---------------------           Controller
  Gary R. Belitz                (Principal Accounting Officer)


     *                          Director
- ---------------------
  Glenn A. Cox


     *                          Director
- ------------------------
  Thomas H. Cruikshank


     *                          Director
- -----------------------
  Ervin S. Duggan


     *                          Director
- -----------------------
  Patricia L. Higgins


     *                          Director
- -----------------------
  Robert J. LaFortune


     *                          Director
- -----------------------
  James C. Lewis

     *                                    Director
- -----------------------
  Jack A. MacAllister


    *                                     Director
- -----------------------
  James A. McClure


    *                                     Director
- -----------------------
  Peter C. Meinig


     *                                    Director
- -----------------------
  Kay A. Orr


      *                                   Director
- -----------------------
  Gordon R. Parker


     *                                    Director
- -----------------------
  Joseph H. Williams



*By  s/David M. Higbee
     ----------------------------------
     (David M. Higbee, Attorney-in-fact)

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
 *(4.1)  --   Restated Certificate of Incorporation of Williams (filed as
              Exhibit 4(a) to Form 8-B Registration Statement, filed August 20,
              1987).

 *(4.2)  --   Certificate of Designation with respect to the $2.21 Cumulative
              Preferred Stock (filed as Exhibit 4.3 to the Registration
              Statement on Form S-3, filed August 19, 1992).

 *(4.3)  --   Certificate of Increase of Authorized Number of Shares of Series
              A Junior Participating Preferred Stock (filed as Exhibit 3(c) to
              Form 10-K for the year ended December 31, 1988).

 *(4.4)  --   By-laws of Williams (filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1993).

 *(4.5)  --   Form of Senior Debt Indenture between the Company and Chemical
              Bank, Trustee, relating to the 10 1/4% Debentures, due 2020; the
              9d% Debentures, due 2021; the 8 1/4% Notes, due 1998; Medium-Term
              Notes (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes, due
              1999, and the 8f% Debentures, due 2012 (filed as Exhibit 4.1 to
              Form S-3 Registration Statement No. 33-33294, filed February 2,
              1990).

 *(4.6)  --   U.S. $800,000,000 Credit Agreement, dated as of February 23,
              1995, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as
              Exhibit 4(b) to Form 10-K for the year ended December 31, 1994).

 *(4.7)  --   Certificate of Amendment of Restated Certificate of
              Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to Form
              10-K for the fiscal year ended December 31, 1994).

*(4.8)   --   Certificate of Designation with respect to the $3.50 Cumulative
              Convertible Preferred Stock (filed as Exhibit 3.1(c) to the
              Prospectus and Information Statement to Amendment No. 2 to the
              Registration Statement on Form S-4, filed March 30, 1995).

*(4.9)   --   Certificate of Increase of Authorized Number of Shares of Series
              A Junior Participating Preferred Stock (filed as Exhibit 3(f) to
              Form 10-K for the year ended December 31, 1995).

*(4.10)  --   Rights Agreement, dated as of February 6, 1996, between Williams and First Chicago Trust Company of New York (filed as Exhibit 4 to Williams Form 8-K, dated January 21, 1996).

 (5.1)   --   Opinion and Consent of David M. Higbee, Esq., Secretary and
              Counsel for the Company, relating to the validity of the
              securities.

(23.1)   --   Consent of David M. Higbee (contained in Exhibit 5.1).

(23.2)   --   Consent of Ernst & Young LLP.

(24.1)   --   Power of Attorney.

(24.2)   --   Certified copy of resolution authorizing signatures pursuant to
              Power of Attorney.

*(99)    --   The Williams Companies, Inc. 1996 Stock Plan for Non-Employee
              Directors (filed as Exhibit B to the Company's definitive Proxy
              Statement dated March 27, 1996).